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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                                 TRAVELZOO INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

(TRAVELZOO LOGO)
                                                Travelzoo Inc.
                                                590 Madison Avenue, 21st Floor
                                                New York, NY 10022


                                                                     May 3, 2004

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Travelzoo Inc. on June 2, 2004. We will hold the meeting at The Warwick Hotel, Oxford Room, 65 West 54th Street, New York, New York 10019 at 2:00 p.m. Eastern Standard Time.

         In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to Travelzoo's activities and operating performance is contained in our 2003 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which is also enclosed.

         Whether or not you plan to attend the Annual Meeting of Stockholders, please vote your shares via mail with the enclosed proxy card. Please note that you can attend the meeting and vote in person, even if you have previously voted. If you plan to attend the meeting in person, please provide advance notice to Travelzoo by checking the box on your proxy card. In addition, you may provide notice to Travelzoo that you plan to attend in person by delivering written notice to Travelzoo's Secretary at 590 Madison Avenue, 21st Floor, New York, New York 10022.

         If you hold your shares in street name through a bank or broker, please bring identification and proof of ownership, such as an account statement or letter from your bank or broker, for admittance to the meeting. An admission list containing the names of all of those planning to attend will be placed at the registration desk at the entrance to the meeting. You must check in to be admitted.

         Travelzoo will make available an alphabetical list of stockholders entitled to vote at the meeting for examination by any stockholder during ordinary business hours at Travelzoo's principal executive offices, located at 590 Madison Avenue, 21st Floor, New York, New York 10022, from May 10, 2003 until the meeting.

         On behalf of the entire Board of Directors, we look forward to seeing you at the meeting.

                                  Sincerely,


                                  RALPH BARTEL
                                  ----------------------------------------------
                                  Chairman of the Board of Directors, President, Chief Executive Officer, and Secretary

                                 TRAVELZOO INC.
                               590 MADISON AVENUE
                                   21ST FLOOR
                            NEW YORK, NEW YORK 10022

                                   ----------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 2, 2004

                                                                     May 3, 2004

To the Stockholders of Travelzoo Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Travelzoo Inc., a Delaware corporation, will be held on Wednesday, June 2, 2004, at 2:00 p.m. Eastern Standard Time at The Warwick Hotel, Oxford Room, 65 West 54th Street, New York, New York 10019, for the following purposes:

                  1. To elect five directors for terms expiring in 2005; and

                  2. To ratify the appointment of KPMG LLP as principal independent auditors for the year 2004; and

                  3. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

         Only stockholders of record at the close of business on April 30, 2004 may vote at the Meeting. Your vote is important. Whether you plan to attend the Annual Meeting or not, PLEASE CAST YOUR VOTE BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT VIA MAIL TO THE ADDRESS INDICATED. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy.

                                  By Order of the Board of Directors,

                                  TRAVELZOO INC.

                                  RALPH BARTEL

                                  Chairman of the Board of Directors, President, Chief Executive Officer, and Secretary

                                 PROXY STATEMENT
                             FOR THE TRAVELZOO INC.
                       2004 ANNUAL MEETING OF STOCKHOLDERS

                      INFORMATION ABOUT THE ANNUAL MEETING

WHY AM I RECEIVING THESE PROXY MATERIALS?

         Travelzoo's Board of Directors is soliciting proxies to be voted at the 2004 Annual Meeting of Stockholders. This proxy statement includes information about the issues to be voted upon at the meeting.

         On May 3, 2004, we began mailing these proxy materials to all stockholders of record at the close of business on April 30, 2004. On the record date, there were 15,309,483 shares of our common stock outstanding.

WHERE AND WHEN IS THE ANNUAL MEETING?

         The Annual Meeting of Stockholders will take place on June 2, 2004 at The Warwick Hotel, Oxford Room, 65 West 54th Street, New York, New York 10019. The meeting will begin at 2:00 p.m. Eastern Standard Time.

WHAT AM I VOTING ON?

         We are asking our stockholders to elect five directors and to ratify the appointment of Travelzoo's independent auditors.

HOW MANY VOTES DO I HAVE?

         You have one vote for each share of our common stock that you owned at the close of business on April 30, 2004, the record date. These shares include:

         o Shares held directly in your name as the "stockholder of record," and

         o Shares held for you as the beneficial owner through a broker, bank, or other nominee in "street name."

IF I AM A STOCKHOLDER OF RECORD, HOW CAN I VOTE MY SHARES?

         You can vote by proxy or in person.

HOW DO I VOTE BY PROXY?

         If you are a stockholder of record, you may vote your proxy by mail. If you receive a paper copy of the Proxy Statement, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided. If you receive the Proxy Statement via e-mail, please print the attached proxy card, date and sign it, and return it via mail to Travelzoo Inc., Attention:
Secretary, 590 Madison Avenue, 21st Floor, New York, New York 10022.

         If you vote by proxy, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director or any other proposals properly brought before the Annual Meeting. If you sign your proxy card and do not indicate specific choices, your shares will be voted "FOR" the election of all nominees for director. If any other matter is properly brought before the meeting, your proxies will vote in accordance with their best judgment. At the time of submitting this Proxy Statement for printing, we knew of no matter that is required to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

         If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

MAY I REVOKE MY PROXY?

         If you give a proxy, you may revoke it in any one of three ways:

         o        Submit a valid, later-dated proxy before the Annual Meeting,

         o Notify our Secretary in writing before the Annual Meeting that you have revoked your proxy, or

         o        Vote in person at the Annual Meeting.

HOW DO I VOTE IN PERSON?

         If you are a stockholder of record, you may cast your vote in person at the Annual Meeting.

IF I HOLD SHARES IN STREET NAME, HOW CAN I VOTE MY SHARES?

         You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the voting instruction card included in these materials by your broker or nominee.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. Our directors are elected by a plurality of votes, which means that the nominees who receive the greatest number of votes will be elected. Under our bylaws, a majority of the shares present at the meeting in person or by proxy is required for approval of all other items.

         In order to have a valid stockholder vote, a stockholder quorum must exist at the Annual Meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of our stock are present at the meeting, either in person or by proxy.

         If a broker indicates on its proxy that it does not have authority to vote certain shares held in "street name" on particular proposals, the shares not voted ("broker non-votes") will not have any effect with respect to such proposals. Broker non-votes occur when brokers do not have discretionary voting authority on certain proposals and the beneficial owner has not instructed the broker how to vote on these proposals.

         Mr. Bartel holds an aggregate of 13,620,374 shares of our common stock, representing approximately 89% of the outstanding shares. He has indicated that he intends to vote in favor of the director nominees and in favor of ratification of the appointment of KPMG LLP.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

         We are paying the cost of preparing, printing, mailing and otherwise distributing these proxy materials. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. A few of our officers and employees may also participate in the solicitation, without additional compensation, by telephone, e-mail, other electronic means, or in person.

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

         We intend to announce preliminary voting results at the meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the second quarter of 2004, which we will file on or before August 15, 2004. You can obtain a copy of the Form 10-Q by logging on to Travelzoo's investor relations website at www.corporate.travelzoo.com/ir, by calling the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

         Under Travelzoo's certificate of incorporation, the number of directors of Travelzoo is fixed, and may be increased or decreased from time to time, by resolution of the Board of Directors. Each director holds office for a term of one year, until the annual meeting of stockholders next succeeding the director's election and until a successor is elected and qualified or until the earlier resignation or removal of the director. Each nominee is currently a director of Travelzoo.

NOMINEES FOR A ONE-YEAR TERM THAT WILL EXPIRE IN 2005:

         The ages, principal occupations, directorships held and other information as of April 30, 2004, with respect to our nominees are shown below.

         NAME                     AGE                   POSITION
-----------------------           ---     --------------------------------------
Ralph Bartel, Ph.D. (2)            38     Chairman of the Board of Directors,
                                          President, and Chief Executive Officer
David J. Ehrlich (1)               41     Director
Suzanna Mak (3)                    35     Director
Donovan Neale-May (1)              51     Director
Kelly M. Urso (1)(2)(3)            37     Director

(1)      Member of the Audit Committee

(2)      Member of the Compensation Committee

(3)      Member of the Disclosure Committee

         Each of the director nominees listed above was elected to be a director at the Company's Annual Meeting of Stockholders held on June 4, 2003. Our board of directors has determined that each of Mr. Ehrlich, Ms. Mak, Mr. Neale-May, and Ms. Urso meet the independence requirements of the listing standards of the National Association of Securities Dealers (the "NASD").

         Ralph Bartel, 38, founded Travelzoo in May 1998 and has served as our Chairman of the Board of Directors, President and Chief Executive Officer since inception. Prior to his founding of Travelzoo, from 1996 to 1997, Mr. Bartel served as Managing Assistant at Gruner + Jahr AG, the magazine division of Bertelsmann AG. Mr. Bartel holds a Ph.D. in Communications from the University of Mainz, Germany, an MBA in Finance and Accounting from University of St. Gallen, Switzerland, and a Master's degree in Journalism from University of Eichstaett, Germany.

         David J. Ehrlich, 41, has served as a director since February 1999. Since February 2003, Mr. Ehrlich has been Vice President of Corporate Development for NetIQ Corporation. From 1998 to 2002, Mr. Ehrlich held the position of Vice President, Product Management and Strategic Partnering for Visual Networks, Inc. Mr. Ehrlich holds a bachelor's degree in Sociology, a Master's degree in Industrial Engineering from Stanford University, and an MBA from Harvard Business School.

         Suzanna Mak, 35, has served as a director since February 1999. Since November 2003, she has been employed as Chief Operating Officer for PC-Doctor, Inc. From March 2000 to November 2003, she was employed as a Deputy District Attorney for Yolo County. From 1998 to 1999, Ms. Mak served as a Judicial Officer at Stanford University. Ms. Mak holds a bachelor's degree from Stanford University and a Juris Doctor degree from Santa Clara University.

         Donovan Neale-May, 51, has served as a director since February 1999. Since 1987, Mr. Neale-May has been President of Neale-May & Partners, a strategic marketing and public relations firm with 80 full-time communications professionals headquartered in Palo Alto, California.

         Kelly M. Urso, 37, has served as a director since February 1999. Since July 2003, Ms. Urso has been a principal at K. M. Urso & Company, LLC. From September 2001 to July 2003, Ms. Urso was employed as a tax attorney by Reynolds & Rowella LLP. From 1997 to 2001, Ms. Urso served as the leader of the expatriate tax group at General Electric International, Inc. Ms. Urso holds a bachelor's degree in business administration from the University of Cincinnati and a Juris Doctor degree from the Thomas M. Cooley Law School in Lansing, Michigan.

         The Board of Directors is not aware that any nominee named in this Proxy Statement is unwilling or unable to serve as a director. If, however, a nominee is unavailable for election, your proxy authorizes the named designees to vote for a replacement nominee if the Board of Directors names one.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors has appointed an Audit Committee, a Disclosure Committee, and a Compensation Committee. Below is a table indicating the membership of each of the Audit Committee, Disclosure Committee, and Compensation Committee and how many times the Board of Directors and each such committee met in fiscal year 2003. Each of Mr. Bartel, Mr. Ehrlich, Ms. Mak, Mr. Neale-May and Ms. Urso attended at least 75 percent of the total number of meetings of the Board of Directors and of the committees on which he or she serves.

                               BOARD     AUDIT   COMPENSATION   DISCLOSURE
                               -----     ------  ------------   ----------
Mr. Bartel..................   Chair             Chair
Mr. Ehrlich.................   Member    Chair
Ms. Mak.....................   Member                           Chair
Mr. Neale-May...............   Member    Member
Ms. Urso....................   Member    Member   Member        Member
Number of 2003 Meetings.....        4         4        1             4

         The Company does not require that directors attend the Annual Meeting. Ralph Bartel, our Chairman of the Board of Directors, was the only director who attended the 2003 Annual Meeting.

AUDIT COMMITTEE

         The Audit Committee's primary responsibilities are to oversee and monitor (i) the integrity of Travelzoo's financial statements, (ii) the qualifications and independence of our independent auditor, (iii) the performance of our independent auditor and internal audit staff, and (iv) the compliance by Travelzoo with legal and regulatory requirements. A complete description of the committee's responsibilities is set forth in its written charter. The Audit Committee is responsible for appointing the auditors and is directly responsible for the compensation and oversight of the work of our independent auditors. The Audit Committee is composed solely of independent directors as defined in The NASDAQ Stock Market Rules and operates under a written charter adopted by the entire Board of Directors. The Board has determined that Mr. Neale-May qualifies as an audit committee financial expert within the definition of SEC regulations.

COMPENSATION COMMITTEE

         The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers and directors, and makes recommendations to the Board of Directors regarding such matters. The Report of the Compensation Committee is included on page __.

DISCLOSURE COMMITTEE

         The Disclosure Committee's primary responsibilities are (i) to design, establish and evaluate controls and other procedures that are designed to ensure the accuracy and timely disclosure of information to the SEC and investment community and (ii) to review and supervise preparation of all SEC filings, press releases and other broadly disseminated correspondence.

NOMINATING COMMITTEE

         Travelzoo does not have a nominating committee of the Board of Directors. Since it is a "Controlled Company" under NASDAQ Rule 4350(c)(5), on account of the stock ownership by Mr. Bartel, such a committee is not required.

COMMUNICATIONS WITH DIRECTORS

         The board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the board, or the non-management directors as a group, any board committee or any chair of any such committee by mail or electronically. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 590 Madison Avenue, 21st Floor, New York, NY 10022.

         All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the board of directors will be forwarded promptly to the addressee. In the case of communications to the board or any group or committee of directs, the Corporate Secretary will make the sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

         It is the Company's policy that directors are invited and encouraged to attend the Annual Meeting. One of our directors was in attendance at the 2003 Annual Meeting.

AUDIT COMMITTEE REPORT

         The Audit Committee oversees Travelzoo's financial reporting process on behalf of your Board of Directors. Management is primarily responsible for the financial statements and reporting process including the systems of internal controls, while the independent auditors are responsible for performing an independent audit of Travelzoo's consolidated financial statements in accordance with auditing standards generally accepted in the United States, and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

         In this context, the committee has met and held discussions with management and the independent auditors. The committee discussed with Travelzoo's independent auditors the overall scope and plan for their audit. The committee met, at least quarterly, with the independent auditors, with and without management present, and discussed the results of their examinations, their evaluations of Travelzoo's internal controls, and the overall quality of Travelzoo's financial reporting. Management represented to the committee that Travelzoo's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, including their judgments as to the quality, not just the acceptability, of Travelzoo's accounting principles and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States.

         Travelzoo's independent auditors also provided to the committee the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors that firm's independence, including those matters required to be discussed by Statement on Auditing Standards No. 61.

         In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC. The committee has retained KPMG LLP as Travelzoo's independent auditors for fiscal year 2004.

         While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that Travelzoo's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations and Travelzoo's business conduct policies.

                                                 Audit Committee

                                                 David J. Ehrlich (Chairman)
                                                 Donovan Neale-May
                                                 Kelly M. Urso

DIRECTOR COMPENSATION

         During 2003, we compensated Mr. Ehrlich, Ms. Mak, Mr. Neale-May, and Ms. Urso for their services to us. Such compensation consisted of cash paid to each director as shown in the table below.

NAME                           2003 COMPENSATION
----                           -----------------
Mr. Bartel..................                 N/A
Mr. Ehrlich.................   $          20,000
Ms. Mak.....................   $          15,250
Mr. Neale-May...............   $          16,000
Ms. Urso....................   $          26,750

         Directors are compensated based on a hourly rate based upon their attendance of meetings.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table shows the amount of our common stock beneficially owned as of April 30, 2004, by each director and each of the executive officers listed in the Summary Compensation Table on page __ of this proxy statement, and all current directors and executive officers as a group. In general, shares "beneficially owned" include those shares a person has or shares the power to vote, or the power to dispose of. The table also shows the number of options to purchase shares of our common stock that are exercisable, either immediately or by July 2, 2004:

                                                              AMOUNT OF COMMON STOCK
                                                                BENEFICIALLY OWNED
                                         ------------------------------------------------------------
                                           NUMBER OF     EXERCISABLE                     % OF SHARES
                NAME                       SHARES(1)      OPTIONS(2)         TOTAL       OUTSTANDING
-------------------------------------    ------------    ------------    ------------    ------------
Holger Bartel .......................          18,825              --          18,825               *
Ralph Bartel ........................      13,620,374       2,193,349      15,813,723              90%
David J. Ehrlich ....................              --          35,000          35,000               *
Kelly N. Ford .......................             340              --             340               *
Steven M. Ledwith ...................              16              --              16               *
Suzanna Mak .........................          10,006          35,000          45,006               *
Donovan Neale-May ...................         110,000          35,000         145,000               1%
Lisa Su .............................           1,006              --           1,006               *
Shirley Tafoya ......................              --              --              --              --
Kelly M. Urso .......................          10,010          35,000          45,010               *
Directors and executive officers as
a group (10 persons) ................      13,770,577       2,333,349      16,103,926              91%

----------

 * Represents less than 1% of the outstanding shares of common stock.

(1) All shares are held directly.

(2) Shares that could be acquired by exercising stock options through July 2, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table shows all persons or entities that we know to beneficially own more than 5% of our stock as of April 30, 2004:

                                              NUMBER OF        PERCENT OF
                                              SHARES OF       OUTSTANDING
  NAME AND ADDRESS OF BENEFICIAL OWNER      COMMON STOCK(1)   COMMON STOCK
----------------------------------------    ---------------   ------------
Ralph Bartel ...........................      15,813,723                90%
590 Madison Avenue
21st Floor
New York, New York 10022

----------

(1) Includes 2,193,349 shares of common stock that could be acquired by exercising stock options through July 2, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and the beneficial holders of more than 10% of the Company's common stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on our records and other information, the Company believes that during 2003 all applicable Section 16(a) filing requirements were met, except that, due to administrative oversight, one late filing of Form 3 were made for each of Holger Bartel and Steven Ledwith.

CODE OF ETHICS

         We have adopted a code of ethics that applies to our Chief Executive Officer, who is also our Chief Financial Officer, and our Controller (Chief Accounting Officer). This code of ethics is posted on our Website located at www.corporate.travelzoo.com/governance. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our Website, at the address and location specified above.

OUR EXECUTIVE OFFICERS

         Executive officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of April 30, 2004:

       NAME           AGE                       POSITION
--------------------  ---  -------------------------------------------------------
Ralph Bartel, Ph.D.    38  President, Chief Executive Officer, and Chief Financial
                            Officer and Chairman of the Board of Directors
Holger Bartel, Ph.D.   37  Executive Vice President
Kelly N. Ford          36  Vice President of Marketing
Steven M. Ledwith      46  Chief Technology Officer
Lisa Su                29  Controller (Chief Accounting Officer)
Shirley Tafoya         41  Senior Vice President of Sales

         Ralph Bartel founded Travelzoo in May 1998 and has served as our President, Chief Executive Officer and Chairman of the Board of Directors since inception. Prior to his founding of Travelzoo, from 1996 to 1997, Mr. Bartel served as Managing Assistant at Gruner + Jahr AG, the magazine division of Bertelsmann AG. Mr. Bartel holds a Ph.D. in Communications from the University of Mainz, Germany, an MBA in Finance and Accounting from the University of St. Gallen, Switzerland, and a Master's degree in Journalism from University of Eichstaett, Germany.

         Holger Bartel has served as Executive Vice President since September 1999. From 1995 to 1998, Mr. Bartel worked as an Engagement Manager at McKinsey & Company in Los Angeles. From 1992 to 1994, Mr. Bartel was a research fellow at Harvard Business School. Mr. Bartel holds an MBA in Finance and Accounting and a Ph.D. in Economics from the University of St. Gallen, Switzerland. He is the brother of Ralph Bartel.

         Kelly N. Ford has served as Vice President of Marketing since December 2002. From February 2001 to December 2002, Mr. Ford worked as Director of Media Strategy and Development at America Online Inc. From January 2000 to November 2000, Mr. Ford worked as Vice President of Marketing at ISalvage.com, Inc. From 1992 to 2000, Mr. Ford worked at Campbell Soup Company as Marketing Director. Mr. Ford holds a bachelor's degree in Electrical Engineering with Computer Science Specialty from Stanford University and an MBA from INSEAD.

         Steven M. Ledwith has served as our Chief Technology Officer since January 2000. From January 1998 to January 2000, Mr. Ledwith worked as Senior Mechanical Engineer at Radix Technologies, Inc. Mr. Ledwith holds a bachelor's degree in Thermomechanical Engineering from University of Illinois at Chicago Circle.

         Lisa Su has served as Controller (Chief Accounting Officer) since October 2000. From April 1999 to September 2000, Ms. Su was a Treasury Accountant for Webvan Group, Inc. Ms. Su holds a bachelor's degree in Economics/Accounting from Claremont McKenna College and an MBA in Finance from California State University, Hayward.

         Shirley Tafoya has served as Senior Vice President of Sales since May 2001. From August 1999 to March 2001, Ms. Tafoya worked as Director of Western Sales at Walt Disney Internet Group. From 1998 to 1999, Ms. Tafoya worked as Sales Manager at IDG/International Data Group. From 1994 to 1998, Ms. Tafoya worked as Director, Global Accounts, at CMP Media. Ms. Tafoya holds a bachelor's degree in Business Administration from Notre Dame de Namur University.

EXECUTIVE COMPENSATION

         The following table sets forth summary information concerning all compensation we paid our chief executive officer and each of our executive officers during the years ended December 31, 2001, 2002 and 2003.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                ANNUAL COMPENSATION         COMPENSATION
                                           ----------------------------    --------------
                                                                               SHARES
                                FISCAL                                       UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR       SALARY ($)      BONUS ($)      OPTIONS (#)(1)    COMPENSATION
----------------------------    -------    ------------    ------------    --------------    ------------
Ralph Bartel ...............       2003    $    196,002              --                --              --
  Chairman, President, Chief       2002    $    192,000              --             5,000              --
  Executive Officer, and ...       2001    $    192,000              --            30,000              --
  Secretary

Lisa Su ....................       2003    $    124,339              --                --              --
  Controller ...............       2002    $    103,337              --                --              --
                                   2001    $     87,667              --                --              --

Steven Ledwith .............       2003    $    147,126              --                --              --
  Chief Technology Officer .       2002    $    130,000              --                --              --
                                   2001    $    120,000              --                --              --

Holger Bartel ..............       2003    $    246,495              --                --              --

  Executive Vice President .       2002    $    240,000              --                --              --
                                   2001    $    240,000              --                --              --

Shirley Tafoya .............       2003    $    354,200              --                --              --
  Senior VP of Sales .......       2002    $    294,275              --                --              --
                                   2001    $    134,448              --                --              --

Kelly Ford .................       2003    $    186,133              --                --              --
  VP of Marketing ..........       2002    $     13,925              --                --              --

----------

(1) The options issued to Mr. Bartel during 2001 and 2002 constitute compensation for participation on the Board of Directors.

EMPLOYMENT AGREEMENTS

         Ralph Bartel has entered into an employment agreement with us. His current employment agreement became effective on July 1, 2003, and provides for an annual salary of $200,000. We may terminate the agreement with or without cause by delivering two weeks' advance written notice to Mr. Bartel. He may terminate his employment agreement with or without cause by delivering two weeks' advance written notice to us.

         Mr. Bartel has agreed not to compete with us, solicit our suppliers or employees or reveal our confidential information during the term of his employment agreement and for one year thereafter. In addition, Mr. Bartel is bound by a proprietary inventions agreement which prohibits him from, among other things, disseminating or using confidential information about our business or clients in any way that would be adverse to us.

CERTAIN TRANSACTIONS

         On October 22, 2003, we entered into an underwriting agreement with Mr. Bartel and with Wedbush Morgan Securities, Inc., relating to the secondary offering through Wedbush Morgan of up to 402,500 shares of common stock of the company held by Mr. Bartel. The offering was intended primarily to allow Travelzoo to satisfy the requirement for listing on the NASDAQ SmallCap Market that it have at least 300 round lot holders of its common stock. Because of the anticipated benefit to the Company and its stockholders of such listing, the Board of Directors of the Company approved the payment by the Company of the expenses of the offering, in the amount of approximately $328,000, consisting primarily of legal and accounting fees. Following completion of such offering, the common stock of Travelzoo was admitted to the NASDAQ SmallCap market on December 30, 2003. Mr. Bartel paid the underwriting discount relating to the sale of his shares.

OPTION GRANTS IN LAST FISCAL YEAR

         No options were granted to our executive officers during fiscal year 2003.

OPTION EXERCISES AND YEAR-END VALUES

         The following table contains information concerning options exercised by our executive officers during fiscal year 2003 and unexercised options held on December 31, 2003:

                                                          NUMBER OF            VALUE OF
                                                          SECURITIES         UNEXERCISED
                                                          UNDERLYING         IN-THE-MONEY
                                                          UNEXERCISED        OPTIONS/SARS
                                                         OPTIONS/SARS            AT FY
                                                           AT FY-END          END ($)(1)
                 SHARES ACQUIRED         VALUE         (#) EXERCISABLE/      EXERCISABLE/
   NAME            ON EXERCISE        REALIZED ($)       UNEXERCISABLE       UNEXERCISABLE
------------    ----------------    ----------------    ----------------    ----------------
Ralph Bartel                  --                  --         2,193,349/0      $17,766,127/$0

----------

(1) Calculated by (A) determining the difference between (1) the average of the high and low trading prices per share of Travelzoo's common stock on December 31, 2003 and (2) the exercise price of the option and (B) multiplying such difference by the total number of shares under option, net of the aggregate value of all option exercise proceeds.

STOCK OPTION PLAN

         We do not currently have any stock option plan or other equity based compensation plans in effect.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee consists of two directors, one of whom is an independent director. Mr. Bartel does not participate in the committee's decision as to his specific compensation package. The committee regularly reviews the company's executive compensation polices and practices and establishes the compensation of executive officers.

COMPENSATION PRINCIPLES

         The fundamental objective of Travelzoo's executive compensation program is to attract, retain and motivate key executives to enhance long-term profitability and shareholder value. Travelzoo's executive compensation program meets this objective by:

         o providing for a level of compensation that is competitive with other similarly sized publicly traded companies, with particular emphasis on those in the Internet and media industries, and

         o linking the compensation of executives to the operating and financial performance of the company by reviewing the salary regularly and making adjustments relative to the company's overall performance.

SALARY

         Travelzoo targets executives' annual salaries to be competitive with comparable companies in the Internet and media industries with whom the company competes for management. It considers the experience and performance of the individual executive, the compensation of his or her peers in the industry, the responsibilities and change in responsibilities during the past year of the individual executive, the overall performance of the department under the executive's control and the overall performance of the entire company. The committee does not have a formula for its determination and the committee considers all factors in making its decision. Executive salaries are reviewed annually by the committee.

STOCK-BASED COMPENSATION

         Travelzoo did not compensate executives with stock or stock options in 2003.

CEO COMPENSATION

         The CEO's compensation is determined in accordance with the executive compensation principles established by the committee. The committee considers overall performance, individual performance, competitive compensation and targeted pay levels when determining Mr. Bartel's compensation. His current employment agreement became effective on July 1, 2003, and provides for an annual salary of $200,000. Mr. Bartel's annual salary was increased to $200,000 from $192,000 as of July 1, 2003.

                                             Compensation Committee

                                             Ralph Bartel (Chairman)
                                             Kelly M. Urso

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2003, Ralph Bartel, the Chief Executive Officer of Travelzoo, was a member of the Compensation Committee. Mr. Bartel did not participate in the determination of his compensation as CEO during 2003.

PERFORMANCE GRAPH

The following graph compares, for the two year period ending December 31, 2003, the cumulative total stockholder return for Travelzoo, the NASDAQ Stock Market (U.S. companies) Index (the "NASDAQ Market Index"), and the Standard & Poor's 500 Publishing Index (the "S&P 500 Publishing"). Measurement points are the last trading day of each of the Company's fiscal years ended December 31, 2002 and December 31, 2003. The graph assumes that $100 was invested on December 31, 2002 in the Common Stock of the Company, the NASDAQ Market Index and the S&P 500 Publishing and assumes reinvestment of any dividends. The stock price performance on the following graph is not indicative of future stock price performance.

                              (PERFORMANCE GRAPH)

Measurement Point     Travelzoo Inc.    NASDAQ Market Index    S&P 500 Publishing
------------------    --------------    -------------------    ------------------
12/31/2002            $       100.00    $            100.00    $           100.00
12/31/2003            $       217.50    $            149.51    $           118.80

             RATIFICATION OF INDEPENDENT AUDITORS (PROXY ITEM NO. 2)

         Our Audit Committee, pursuant to its charter, has approved the appointment of KPMG LLP as Travelzoo's principal independent auditors to examine the consolidated financial statements of Travelzoo and its subsidiaries for our 2004 fiscal year.

         The Audit Committee and our Board of Directors are requesting that the stockholders ratify the appointment of KPMG LLP as Travelzoo's principal independent auditors. The Audit Committee and the Board of Directors are not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain KPMG LLP or to appoint other independent auditors. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may approve the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Travelzoo and its stockholders.

         KPMG LLP representatives are not expected to be present at the Annual Meeting or to make a formal statement. Consequently, representatives of KPMG LLP will not be available to respond to questions at the meeting.

         During fiscal year 2003, KPMG charged fees for services rendered to Travelzoo as follows:

      SERVICE            2002 FEES     2003 FEES
--------------------    ----------    ----------
Audit ..............    $  170,985    $  181,950
Audit-related ......            --    $   89,900
Tax ................            --            --
All other fees .....            --            --
                        ----------    ----------
Total ..............    $  170,985    $  271,850
                        ==========    ==========

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS TRAVELZOO'S PRINCIPAL INDEPENDENT AUDITORS FOR THE YEAR 2004.

VOTING

         Under the Delaware General Corporation Law and our certificate of incorporation and bylaws, the presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of our stock is necessary to constitute a quorum of stockholders to take action at the Annual Meeting. Once a quorum of stockholders is established, the affirmative vote of a plurality of the shares, which are present in person or represented by proxy at the Annual Meeting, is required to elect each director. The affirmative vote of a majority of the shares which are voted in favor of any other matter properly brought before the Annual Meeting is required to approve of such action.

         Shares represented by proxies which are marked "vote withheld" with respect to the election of any person to serve on the Board of Directors will not be considered in determining whether such a person has received the affirmative vote of a plurality of the shares. Shares represented by proxies that are marked "abstain" with respect to any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such proxies will not have the effect of a "no" vote. Shares represented by proxies which deny the proxy-holder discretionary authority to vote on any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such proxies will not have the effect of a "no" vote.

         We know of no matters to come before the Annual Meeting except as described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

         Proposals of eligible stockholders intended to be presented at the 2005 Annual Meeting, currently scheduled to be held on June 8, 2005, must be received by us by January 3, 2005 for inclusion in our proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

         If a stockholder wishes to present a proposal at Travelzoo's Annual Meeting in the year 2005 or to nominate one or more directors and the proposal is not intended to be included in Travelzoo's proxy statement relating to that meeting, the stockholder must give advance written notice to Travelzoo by March 15, 2005. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

         Any such notice must be given to our Secretary, at 590 Madison Avenue, 21st Floor, New York, New York, 10022. Any stockholder desiring a copy of our bylaws will be forwarded one upon written request.

HOUSEHOLDING

         As permitted by applicable law, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement.

         The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, Travelzoo Inc., 590 Madison Avenue, 21st Floor, New York, New York, 10022 or by telephone at (212) 521-4200.

OTHER

         We will bear the cost of solicitation of proxies. Proxies will be solicited by mail and also may be solicited by our executive officers and other employees personally or by telephone, but such persons will not be specifically compensated for such services. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and we will reimburse them for their reasonable expenses incurred therein.

         Even if you plan to attend the meeting in person, please sign, date and return the enclosed proxy promptly in accordance with the instructions shown on the enclosed proxy. You have the power to revoke your proxy, at any time before it is exercised, by giving written notice of revocation to our Secretary or by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and casting a contrary vote. All shares represented by proxies received in time to be counted at the Annual Meeting will be voted. Your cooperation in giving this your immediate attention will be appreciated.

                               Ralph Bartel
                               Chairman of the Board, President, Chief Executive Officer, and Secretary


590 Madison Avenue, 21st Floor
New York, New York 10022

                                 TRAVELZOO INC.

                         ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ralph Bartel as his/her Proxy, with full power of substitution, to represent him/her at the Annual Meeting of Stockholders of Travelzoo Inc. (the "Company") on June 2, 2004, or any adjournments or postponements thereof. If you do not indicate how you wish to vote, the Proxy will vote for all nominees to the Board of Directors, for the ratification of the appointment of KPMG LLP to serve as the Company's independent auditors for the year ending December 31, 2004, and as he may determine, in his discretion, with regard to any other matter properly presented at the meeting.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                                 TRAVELZOO INC.

                              Mailing Instructions

If you receive this proxy card via mail, please date and sign it, and return it in the postage paid envelope provided.

If you receive this proxy card via e-mail, please print the proxy card, date and sign it, and return it to:

Travelzoo Inc.
Attention: Secretary
590 Madison Avenue
21st Floor
New York, NY 10022

                             DETACH PROXY CARD HERE

                               PLEASE DETACH HERE

                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE

 1.  ELECTION OF       [ ] FOR all nominees listed below                           [ ] WITHHOLD AUTHORITY
     DIRECTORS             (except as marked to the contrary, if any, below)           to vote for all nominees listed below

Nominees: 01 Ralph Bartel, 02 David Ehrlich, 03 Suzanna Mak, 04 Donovan Neale-May, 05 Kelly Urso. (TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


2. THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP TO SERVE AS INDEPENDENT AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING
     DECEMBER 31, 2004

     [ ] FOR      [ ] AGAINST         [ ] ABSTAIN


3. SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF

                                    The undersigned hereby acknowledges receipt of the Proxy Statement and 2003 Annual Report of Travelzoo Inc.

                                    Date                                  , 2004
                                        ----------------------------------

                                    --------------------------------------------
                                                 (signature)

                                    --------------------------------------------
                                           (signature, if jointly held)

                                    Please sign exactly as name appears at left.
                                    If stock is jointly held each owner should sign. Executors, Administrators, Trustees, Guardians and Corporate Officers should indicate their fiduciary capacity or full title when signing.

                                    Please sign exactly as your name or names appears herein. A proxy executed by a corporation should be signed in the name(s) of its authorized officer(s). Executors, administrators and trustees should so indicate when signing.

     MARK HERE IF YOU
[ ]  INTEND TO ATTEND
     THE MEETING